UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 13, 2026

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously disclosed, on May 1, 2024, Loop Industries, Inc. (the “Company” or “Loop”) and Ester Industries Ltd. (“Ester”) entered into a joint venture agreement (the “Joint Venture Agreement”) to form Ester Loop Infinite Technologies Private Limited (“ELITe”), a venture company headquartered in India to build and operate an Infinite Loop™ manufacturing facility to produce recycled dimethyl terephthalate (“rDMT”), recycled mono-ethylene glycol (“rMEG”), and specialty polymers made from such rDMT and/or rMEG in India using the Infinite Loop™ technology. Pursuant to the Joint Venture Agreement, ELITe was to enter into (i) a technology license agreement with Loop, (ii) a service agreement with Ester, and (iii) a sales and marketing agreement with Loop. On August 13, 2026, the Company entered into each of the agreements described below in connection with ELITe, with such agreements effective as of February 4, 2026.

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement

On August 13, 2026, Loop entered into a License Agreement (the “License Agreement”) with ELITe and, solely with respect to certain provisions thereof, Ester. Pursuant to the License Agreement, Loop granted to ELITe a non-transferable, perpetual (subject to termination), exclusive (subject to certain exceptions), royalty-bearing license under Loop’s proprietary depolymerization technology and related intellectual property rights (the “Licensed Subject Matter”) to build and operate licensed manufacturing facilities in India and such other territories to be mutually agreed, for the purpose of manufacturing rDMT, rMEG and specialty polymer products (the “Licensed Products”), and to sell the Licensed Products worldwide. The royalties payable by ELITe to Loop are calculated on a tiered basis as a percentage of annual net sales of Licensed Products, with the applicable rate declining at higher revenue levels. Once annual net sales exceed $500 million, royalty payments become subject to minimum and maximum annual payment amounts. Royalty rates for annual net sales exceeding $2 billion are subject to good faith negotiation between the parties. Royalty payments commence on the date of the first commercial sale of a Licensed Product at the applicable facility. If the Marketing Agreement (as defined below) is terminated, the royalty rates increase across all tiers and become subject to correspondingly higher minimum and maximum annual payment thresholds.

Loop also granted ELITe a revocable, non-exclusive, royalty-free license to use Loop’s name and logo solely in connection with the sale of Licensed Products.

The License Agreement has an indefinite term, subject to, among other things, termination by Loop for Ester or ELITe’s infringement of Loop’s material intellectual property rights or breach of confidentiality obligations, and ELITe’s willful default on payment obligations, in each case subject to applicable notice and cure periods.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which will be filed as an exhibit to the Company’s next applicable periodic report.

Marketing Agreement

On August 13, 2026, Loop entered into a Marketing Agreement (the “Marketing Agreement”) with ELITe and Ester. Pursuant to the Marketing Agreement, ELITe appointed Loop as its exclusive sales, marketing and promotional representative for the sale of Licensed Products to authorized customers. Loop retains the sole and exclusive right to enter into sales contracts for Licensed Products and to set prices and quantities, with Loop presenting eligible contracts to the ELITe Board for its consideration and approval as transferred contracts. In consideration for these services, ELITe will pay Loop marketing services fees calculated on a tiered basis as a percentage of annual net sales of Licensed Products under transferred contracts, with the applicable fee rate declining at higher revenue levels. Once annual net sales exceed $500 million, marketing service fee payments become subject to minimum and maximum annual payment amounts. Fee rates for annual net sales exceeding $2 billion are subject to good faith negotiation between the parties.

The Marketing Agreement continues indefinitely, subject to, among other things, termination by either party for material breach, termination by Loop for ELITe’s willful default on payment obligations, or upon termination of the License Agreement, in each case subject to applicable notice and cure periods.

The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Marketing Agreement, which will be filed as an exhibit to the Company’s next applicable periodic report.

Item 8.01. Other Events.

Services Agreement

On August 13, 2026, ELITe entered into a Services Agreement (the “Services Agreement”) with Ester, as service provider, and Loop. Pursuant to the Services Agreement, Ester will provide ELITe with certain services in connection with the establishment and operation of ELITe, including post-incorporation assistance, project management services, and operational services, including a license to ELITe to use Ester’s know-how in the continuous polymerization process at no additional cost. In consideration for these services, ELITe will pay Ester a service fee calculated on a tiered basis as a percentage of annual net sales of Licensed Products, with the applicable fee rate declining at higher revenue levels. Once annual net sales exceed $500 million, service fee payments become subject to minimum and maximum annual payment amounts. Fee rates for annual net sales exceeding $2 billion are subject to good faith negotiation between the parties. Service fee payments commence on the royalty commencement date under the License Agreement.

The Services Agreement continues indefinitely, subject to, among other things, termination by either party for material breach and termination by Ester for ELITe’s willful default on payment obligations, in each case subject to applicable notice and cure periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: August 19, 2026	By:	/s/ Spencer Hart
Spencer Hart
Chief Financial Officer and Director